SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES AND EXCHANGE ACT of 1934

March 18, 2003

Date of Report

(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-76498	52-2362509
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1551 N. Tustin Avenue

Suite 650

Santa Ana, California 92705

(Address of principal executive offices)

(877) 888-7348

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

Park Sahara – Las Vegas, Nevada

On March 18, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT – Park Sahara, LLC, a Delaware limited liability company, purchased an approximately 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,709 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada. In accordance with Instruction 4 to Item 2 of Form 8-K, we determined that the acquisition exceeded 10 percent of the total assets of the Company based on its most recent audited financial statements for the year ended December 31, 2001 and filed a Form 8-K to report the Park Sahara acquisition.

On March 31, 2003, prior to the due date for the filing of the Form 8-K/A reporting the Item 7 financial statements of the business acquired, the Company filed its Form 10-K for the year ended December 31, 2002, including its audited financial statements for the year ended December 31, 2002. At that time, the Company recalculated the significance of the Park Sahara acquisition based on its December 31, 2002 audited financial statements and determined that the value of the acquisition was approximately 1.6% of total assets as of December 31, 2002, significantly less than the 10 percent reporting threshold. As such, the Company is not required to and will not be filing Item 7 financial statements for the Park Sahara acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: April 11, 2003	By:	/s/ ANTHONY W. THOMPSON
Anthony W. Thompson President and Chief Executive Officer